UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 30, 2011

Learning Tree International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27248	95-3133814
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1805 Library Street, Reston, Virginia		20190
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 709-9119

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 30, 2011, Learning Tree International, Inc.’s subsidiary, Learning Tree International Limited, entered into a sublease agreement with EC English London Limited pursuant to which Learning Tree International Limited sublet office space it leases in London, England located on the third floor of the Euston House, 24 Eversholt Street, London NW1. The term of the sublease commences on December 9, 2011 and ends on November 1, 2018. The initial annual rent is GBP £179,428 per year, which is the equivalent of USD $281,520 as of December 1, 2011. The rent is payable quarterly. Effective December 9, 2013, the annual rent increases to GBP £358,856 per year, which is the equivalent of $563,057 as of December 1, 2011. From and after April 7, 2014, the annual rent is subject to increase in accordance with a periodic market review of the rental rate.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Sublease Agreement between Learning Tree International Limited and EC English London Limited dated November 30, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 6, 2011	LEARNING TREE INTERNATIONAL, INC.

	By:	/s/ Nicholas R. Schacht
Nicholas R. Schacht
Chief Executive Officer